SLM Student Loan Trust 2000-3
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$864,126,892.22	($57,595,054.51)	$806,531,837.71
	ii	Interest to be Capitalized	5,560,501.24		5,048,063.55

	iii	Total Pool	$869,687,393.46		$811,579,901.26
	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$869,687,393.46		$811,579,901.26

B	i	Weighted Average Coupon (WAC)	5.435%		5.478%
	ii	Weighted Average Remaining Term	111.19		110.49
	iii	Number of Loans	210,115		197,748
	iv	Number of Borrowers	109,444		103,489

						% of		% of
	Notes and Certificates			Spread	Balance 10/25/04	O/S Securities	Balance 01/25/05	O/S Securities
C	i	A-1T Notes	78442GCC8	0.840%	$0.00	0.000%	$0.00	0.000%
	ii	A-1L Notes	78442GCD6	0.075%	0.00	0.000%	0.00	0.000%
	iii	A-2L Notes	78442GCE4	0.190%	779,937,393.46	89.680%	721,829,901.26	88.941%
	iv	Certificates	78442GCF1	0.550%	89,750,000.00	10.320%	89,750,000.00	11.059%

	v	Total Notes and Certificates			$869,687,393.46	100.000%	$811,579,901.26	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,174,218.48	$2,028,949.75
	iv	Reserve Account Floor Balance ($)	$2,503,086.00	$2,503,086.00
	v	Current Reserve Acct Balance ($)	$2,503,086.00	$2,503,086.00

II. 2000-3 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$53,155,720.87
	ii	Principal Collections from Guarantor	8,234,147.66
	iii	Principal Reimbursements	70,525.79
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$61,460,394.32

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$84,154.17
	ii	Capitalized Interest	(3,949,493.98)

	iii	Total Non-Cash Principal Activity	$(3,865,339.81)

C	Total Student Loan Principal Activity		$57,595,054.51

D	Student Loan Interest Activity
	i	Regular Interest Collections	$6,617,435.19
	ii	Interest Claims Received from Guarantors	407,234.25
	iii	Collection Fees/Returned Items	46,754.11
	iv	Late Fee Reimbursements	334,291.15
	v	Interest Reimbursements	21,380.97
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	694,748.31
	viii	Subsidy Payments	730,235.43

	ix	Total Interest Collections	$8,852,079.41

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	2,911.04
	ii	Capitalized Interest	3,949,493.98

	iii	Total Non-Cash Interest Adjustments	$3,952,405.02

F	Total Student Loan Interest Activity		$12,804,484.43

G	Non-Reimbursable Losses During Collection Period		$82,901.28

H	Cumulative Non-Reimbursable Losses to Date		$2,492,691.75

III. 2000-3 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$33,099,185.91
	ii	Consolidation Principal Payments	28,290,682.62
	iii	Reimbursements by Seller	310.69
	iv	Borrower Benefits Reimbursed	12,170.93
	v	Reimbursements by Servicer	616.15
	vi	Re-purchased Principal	57,428.02

	vii	Total Principal Collections	$61,460,394.32

B	Interest Collections
	i	Interest Payments Received	$8,170,993.84
	ii	Consolidation Interest Payments	278,659.34
	iii	Reimbursements by Seller	2,175.56
	iv	Borrower Benefits Reimbursed	525.42
	v	Reimbursements by Servicer	18,229.82
	vi	Re-purchased Interest	450.17
	vii	Collection Fees/Returned Items	46,754.11
	viii	Late Fees	334,291.15

	ix	Total Interest Collections	$8,852,079.41

C	Other Reimbursements		$339,087.23

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$70,651,560.96

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,097,675.71)
		Consolidation Loan Rebate Fees	(431,449.98)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$69,122,435.27

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee - Non-Consolidation Loans	$416,567.83
	ii	Primary Servicing Fee - Consolidation Loans	112,441.36

H	Servicing Fees Due for Current Period		$529,009.19

I	Carryover Servicing Fees Due		$0.00

J	Administration Fees Due		$20,000.00

K	Aggregate Swap Fees Due		$27,781.68

L	Total Fees Due for Period		$576,790.87

IV. 2000-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	3.549%	3.559%	2,615	2,175	1.245%	1.100%	$9,269,420.61	$7,593,880.18	1.073%	0.942%

Grace
Current	3.631%	3.570%	1,276	717	0.607%	0.363%	$4,149,108.52	$2,625,929.65	0.480%	0.326%

TOTAL INTERIM	3.574%	3.562%	3,891	2,892	1.852%	1.462%	$13,418,529.13	$10,219,809.83	1.553%	1.267%
REPAYMENT
Active
Current	5.782%	5.828%	124,857	118,063	59.423%	59.704%	$489,633,341.35	$457,745,483.44	56.662%	56.755%
31-60 Days Delinquent	5.519%	5.517%	7,815	8,019	3.719%	4.055%	$35,552,284.46	$35,337,640.45	4.114%	4.381%
61-90 Days Delinquent	5.363%	5.333%	5,358	5,560	2.550%	2.812%	$25,182,604.68	$24,801,068.18	2.914%	3.075%
91-120 Days Delinquent	5.337%	5.586%	3,517	3,498	1.674%	1.769%	$15,595,415.28	$17,501,842.39	1.805%	2.170%
> 120 Days Delinquent	5.108%	5.100%	10,322	9,810	4.913%	4.961%	$45,345,947.07	$42,534,969.68	5.248%	5.274%

Deferment
Current	4.701%	4.727%	29,071	26,370	13.836%	13.335%	$115,519,964.63	$105,390,911.91	13.368%	13.067%

Forbearance
Current	5.065%	5.095%	24,208	21,891	11.521%	11.070%	$119,696,499.48	$106,801,054.60	13.852%	13.242%

TOTAL REPAYMENT	5.465%	5.508%	205,148	193,211	97.636%	97.706%	$846,526,056.95	$790,112,970.65	97.963%	97.964%
Claims in Process (1)	5.168%	4.761%	1,074	1,639	0.511%	0.829%	$4,177,031.60	$6,179,708.64	0.483%	0.766%
Aged Claims Rejected (2)	3.370%	3.952%	2	6	0.001%	0.003%	$5,274.54	$19,348.59	0.001%	0.002%
GRAND TOTAL	5.435%	5.478%	210,115	197,748	100.000%	99.999%	$864,126,892.22	$806,531,837.71	100.000%	99.999%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2000-3 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.974%	107,881	$265,472,008.24	32.915%
- GSL - Unsubsidized	3.826%	48,732	$157,339,836.48	19.508%
- PLUS Loans	4.324%	22,755	$105,793,429.49	13.117%
- SLS Loans	5.346%	3,599	$11,263,231.78	1.397%
- Consolidation Loans:	8.392%	14,781	$266,663,331.72	33.063%

- Total	5.478%	197,748	$806,531,837.71	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.191%	145,358	$471,280,289.48	58.433%
-Two Year	3.981%	28,095	$61,033,252.18	7.567%
-Technical	3.952%	10,494	$23,660,362.06	2.934%
-Other	8.390%	13,801	$250,557,933.99	31.066%

- Total	5.478%	197,748	$806,531,837.71	100.00%

*Percentages may not total 100% due to rounding.

VI. 2000-3 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$10,467,870.71
B	Interest Subsidy Payments Accrued During Collection Period				635,047.70
C	SAP Payments Accrued During Collection Period				1,201,195.79
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)				299,105.66
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$12,603,219.86

G	Student Loan Rate
	i	Days in Calculation Period			92
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$12,603,219.86
	iv	Primary Servicing Fee			$1,626,684.90
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$27,781.68
	vii	Total Pool Balance at Beginning of Collection Period			$869,687,393.46
	viii	Student Loan Rate	( ii / i ) * (( iii - iv - v - vi ) / vii )		4.91725%

H	Floating Rate Swap Payments Due to the Trust		Class A-1L	Class A-2L	Certificates

	i	Aggregate Notional Swap Amounts	$0.00	$779,937,393.46	$89,750,000.00

	ii	Libor Based Interest Rates/Rate of Return	0.00000%	2.29000%	2.65000%
	iii	Student Loan Rate Cap	4.91725%	4.91725%	4.91725%

	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%

	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2000-3 Accrued Interest Factors

			Accrued
			Int Factor	Accrual Period	Rate

A	Class A-1T T-Bill Based Interest Rate
B	Class A-1T Interest Rate		0.000000000	(10/25/04 — 01/25/05)	0.00000%
C	Class A-1L Libor Based Interest Rate
D	Class A-1L Interest Rate		0.000000000	(10/25/04 — 01/25/05)	0.00000%
E	Class A-2L Libor Based Interest Rate
F	Class A-2L Interest Rate		0.005852222	(10/25/04 — 01/25/05)	2.29000%
G	Certificate Libor Based Rate of Return
H	Certificate Rate of Return		0.006772222	(10/25/04 — 01/25/05)	2.65000%

X. 2000-3 Inputs From Previous Quarterly Servicing Reports 9/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$864,126,892.22
	ii	Interest To Be Capitalized	5,560,501.24

	iii	Total Pool	$869,687,393.46
	iv	Specified Reserve Account Balance	0.00

	v	Total Adjusted Pool	$869,687,393.46

B	Total Note and Certificate Factor		0.33912551899
C	Total Note and Certificate Balance		$869,687,393.46

D	Note Balance 10/25/2004		Class A-1T	Class A-1L	Class A-2L	Certificates

	i	Current Factor	0.0000000000	0.0000000000	0.7328516734	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$779,937,393.46	$89,750,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,503,086.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

XI. 2000-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D + VI-H-v )		$69,421,540.93	$69,421,540.93

B	Primary Servicing Fees-Current Month		$529,009.19	$68,892,531.74

C	Administration Fee		$20,000.00	$68,872,531.74

D	Swap Fees

	i	Fixed Rate Swap Payment	$13,890.84	$68,858,640.90
	ii	Fixed Rate Swap Payment	$13,890.84	$68,844,750.06

	iii	Total Swap Fees	$27,781.68

E	Noteholder’s Interest Distribution Amount

	i	Class A-1T	$0.00	$68,844,750.06
	ii	Class A-1L	$0.00	$68,844,750.06
	iii	Class A-2L	$4,564,366.95	$64,280,383.11

	iv	Total Noteholder’s Interest Distribution	$4,564,366.95

F	Certificateholder’s Return Distribution Amount		$607,806.94	$63,672,576.17

G	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1T	$0.00	$63,672,576.17
	ii	Class A-1L	$0.00	$63,672,576.17
	iii	Class A-2L	$58,107,492.20	$5,565,083.97

	iv	Total Noteholder’s Principal Distribution	$58,107,492.20

H	Certificateholder’s Balance Distribution Amount		$0.00	$5,565,083.97

I	Increase to the Specified Reserve Account Balance		$0.00	$5,565,083.97

J	Floating Rate Swap Payment Reimbursement		$0.00	$5,565,083.97

K	Carryover Servicing Fees		$0.00	$5,565,083.97

L	Noteholder’s Interest Carryover

	i	Class A-1T	$0.00	$5,565,083.97
	ii	Class A-1L	$0.00	$5,565,083.97
	iii	Class A-2L	$0.00	$5,565,083.97

	iv	Total Noteholder’s Interest Carryover	$0.00

M	Certificateholder’s Return Carryover		$0.00	$5,565,083.97

N	Excess to Reserve Account		$5,565,083.97	$0.00

XII. 2000-3 Distributions

A	Distribution Amounts				Class A-1T	Class A-1L	Class A-2L	Certificates
	i	Quarterly Interest Due			$0.00	$0.00	$4,564,366.95	$607,806.94
	ii	Quarterly Interest Paid			0.00	0.00	4,564,366.95	607,806.94

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$0.00	$58,107,492.20	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	58,107,492.20	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$0.00	$62,671,859.15	$607,806.94

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 12/31/04			$869,687,393.46
	ii	Adjusted Pool Balance 12/31/04			811,579,901.26

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)			$58,107,492.20

	iv	Adjusted Pool Balance 9/30/04			$869,687,393.46
	v	Adjusted Pool Balance 12/31/04			811,579,901.26

	vi	Current Principal Due (iv-v)			$58,107,492.20
	vii	Principal Shortfall from Previous Collection Period			0.00

	viii	Principal Distribution Amount (vi + vii)			$58,107,492.20

	ix	Principal Distribution Amount Paid			$58,107,492.20

	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$58,107,492.20
D		Total Interest Distribution			5,172,173.89

E		Total Cash Distributions-Note and Certificates			$63,279,666.09

F	Note & Certificate Balances			10/25/2004	1/25/2005
	i	A-1T Note Balance	78442GCC8	$0.00	$0.00
		A-1T Note Pool Factor		0.0000000000	0.0000000000

	ii	A-1L Note Balance	78442GCD6	$0.00	$0.00
		A-1L Note Pool Factor		0.0000000000	0.0000000000

	iii	A-2L Note Balance	78442GCE4	$779,937,393.46	$721,829,901.26
		A-2L Note Pool Factor		0.7328516734	0.6782521976

	iv	Certificate Balance	78442GCF1	$89,750,000.00	$89,750,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,503,086.00
	ii	Deposits to correct Shortfall			$0.00
	iii	Deposits from Excess Servicing			$5,565,083.97

	iv	Total Reserve Account Balance Available			$8,068,169.97
	v	Required Reserve Account Balance			$2,503,086.00

	vi	Shortfall Carried to Next Period			$0.00
	vii	Excess Reserve - Release to SLM Corp.			$5,565,083.97
	viii	Ending Reserve Account Balance			$2,503,086.00

XIII. 2000-3 Historical Pool Information

							2003	2002
			10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$864,126,892.22	$967,381,112.62	$1,010,301,506.14	$1,084,921,097.54	$1,476,328,973.78	$1,944,446,028.31

	Student Loan Principal Activity
	i	Regular Principal Collections	$53,155,720.87	$98,665,191.49	$39,994,919.52	$71,262,813.06	$316,028,506.82	$228,885,061.46
	ii	Principal Collections from Guarantor	8,234,147.66	8,392,683.07	7,353,070.90	7,947,683.72	36,162,094.18	44,630,010.74
	iii	Principal Reimbursements	70,525.79	73,606.31	65,946.17	178,998.37	64,203,672.94	232,325,386.55
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$61,460,394.32	$107,131,480.87	$47,413,936.59	$79,389,495.15	$416,394,273.94	$505,840,458.75
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$84,154.17	$122,410.16	$114,465.25	$114,744.00	$3,431,524.70	$6,080,524.86
	ii	Capitalized Interest	(3,949,493.98)	(3,999,670.63)	(4,608,008.32)	(4,884,647.75)	(28,417,922.40)	(43,803,929.08)

	iii	Total Non-Cash Principal Activity	$(3,865,339.81)	$(3,877,260.47)	$(4,493,543.07)	$(4,769,903.75)	$(24,986,397.70)	$(37,723,404.22)

(-)	Total Student Loan Principal Activity		$57,595,054.51	$103,254,220.40	$42,920,393.52	$74,619,591.40	$391,407,876.24	$468,117,054.53

	Student Loan Interest Activity
	i	Regular Interest Collections	$6,617,435.19	$7,435,500.47	$7,483,041.95	$8,254,112.67	$41,067,714.88	$63,899,404.91
	ii	Interest Claims Received from Guarantors	407,234.25	429,774.68	392,307.43	435,061.97	2,189,881.35	3,092,493.07
	iii	Collection Fees/Returned Items	46,754.11	50,535.89	37,612.55	44,930.43	123,451.32	42,786.15
	iv	Late Fee Reimbursements	334,291.15	419,137.75	311,622.36	399,000.27	1,505,804.74	1,652,712.67
	v	Interest Reimbursements	21,380.97	24,631.58	18,972.08	30,565.00	559,607.79	2,098,901.46
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	694,748.31	177,087.71	110,132.68	117,933.46	182,768.49	219,806.99
	viii	Subsidy Payments	730,235.43	817,117.28	837,832.79	886,635.62	5,101,260.61	9,442,294.52

	ix	Total Interest Collections	$8,852,079.41	$9,353,785.36	$9,191,521.84	$10,168,239.42	$50,730,489.18	$80,448,399.77
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,911.04	$(4,245.38)	$2,203.09	$2,984.09	$(2,836,706.56)	$(5,269,134.48)
	ii	Capitalized Interest	3,949,493.98	3,999,670.63	4,608,008.32	4,884,647.75	28,417,922.40	43,803,929.08

	iii	Total Non-Cash Interest Adjustments	$3,952,405.02	$3,995,425.25	$4,610,211.41	$4,887,631.84	$25,581,215.84	$38,534,794.60

	Total Student Loan Interest Activity		$12,804,484.43	$13,349,210.61	$13,801,733.25	$15,055,871.26	$76,311,705.02	$118,983,194.37
(=)	Ending Student Loan Portfolio Balance		$806,531,837.71	$864,126,892.22	$967,381,112.62	$1,010,301,506.14	$1,084,921,097.54	$1,476,328,973.78
(+)	Interest to be Capitalized		$5,048,063.55	$5,560,501.24	$6,027,978.75	$6,612,024.34	$7,082,131.97	$10,610,688.90

(=)	TOTAL POOL		$811,579,901.26	$869,687,393.46	$973,409,091.37	$1,016,913,530.48	$1,092,003,229.51	$1,486,939,662.68

(+)	Reserve Account Balance		$0.00	$0.00	$0.00	$2,542,283.83	$2,730,008.07	$3,717,349.16

(=)	Total Adjusted Pool		$811,579,901.26	$869,687,393.46	$973,409,091.37	$1,019,455,814.31	$1,094,733,237.58	$1,490,657,011.84

IX. 2000-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-00	$2,369,348,510	5.84%

Jan-01	$2,311,430,210	5.41%

Apr-01	$2,250,842,180	5.16%

Jul-01	$2,171,619,758	5.61%

Oct-01	$2,075,182,974	6.44%

Jan-02	$1,960,237,656	7.55%

Apr-02	$1,842,174,077	8.54%

Jul-02	$1,748,577,598	8.89%

Oct-02	$1,604,045,098	10.34%

Jan-03	$1,486,939,663	11.14%

Apr-03	$1,379,824,766	11.72%

Jul-03	$1,316,763,669.95	11.43%

Oct-03	$1,169,595,599.84	12.92%

Jan-04	$1,092,003,229.51	13.02%

Apr-04	$1,016,913,530.48	13.11%

Jul-04	$973,409,091.37	12.60%

Oct-04	$869,687,393.46	13.43%

Jan-05	$811,579,901.26	13.36%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.